ASSIGNMENT OF PROPERTY

THIS ASSIGNMENT OF PROPERTY (the "Agreement") is made and entered into this 30 day of AUGUST, 2006 (the "Effective Date") by and between **JIM BANISTER**, an individual resident of the State of Utah ("Banister"), and **COOSHOO, INC.**, a Utah corporation ("Cooshoo"). Banister and Cooshoo are sometimes referred to herein individually as a "Party" and together as the "Parties."

RECITALS

Banister is the owner of all right, title and interest in and to the Cooshoo Enginet web property, including, without limitation, all source code, documentation, intellectual property rights and other rights related thereto (collectively, the "Property"). Banister desires to assign and transfer to Cooshoo all of Banister's interest in the Property, and Cooshoo desires to accept the Property from Banister, all upon the terms and conditions set forth herein.

NOW, THEREFORE, for the mutual consideration set out herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Assignment and Transfer of Property. Subject to the terms and conditions of this Agreement, Banister hereby assigns and transfers the Property to Cooshoo, and Cooshoo hereby accepts the Property from Banister.

2. Representations and Warranties of Banister. Banister hereby represents and warrants that the following representations and warranties are true and correct as of the date hereof:

A. The Property. Banister owns the Property and such Property is free from claims, liens or other encumbrances. Banister has the unqualified right to transfer and dispose of the Property subject to the laws of bankruptcy, insolvency, and general creditors' rights. Notwithstanding the foregoing, the Parties hereto acknowledge and agree that Luke Blackamore ("Blackamore"), a computer programmer engaged as an independent contractor by Banister to do initial prototype development work on the Property may at some point in the future claim an ownership interest in the Property. Blackamore, pursuant to the terms of his development agreement with Banister, was granted a 17.5% equity ownership interest in the Property. Banister has taken the position that Blackamore materially breached the terms of his development agreement and is therefore not entitled to any interest in the Property. Banister is unable to locate Blackamore at this time.

B. Authority. This Agreement has been duly and validly executed and delivered by Banister and is enforceable in accordance with its terms. Banister has the full power and authority to enter into this Agreement and to carry out the transactions

contemplated by this Agreement.

3. Representations and Warranties of Cooshoo. Cooshoo hereby represents and warrants that this Agreement has been duly and validly executed and delivered by Cooshoo and is enforceable in accordance with its terms. Cooshoo has the full power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

4. Nature and Survival of Representations. All representations, warranties, and covenants made by any Party in this Agreement shall survive the consummation of the transactions contemplated hereby. All of the Parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties, and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise, or information, written or oral, made by the other Party or any other person other than as specifically set forth herein.

5. Legal and Other Costs. In the event a Party (the "Defaulting Party") defaults in his or its obligation under this Agreement and, as a result thereof, the other Party (the "Non-Defaulting Party") seeks to legally enforce his or its rights hereunder against the Defaulting Party, then, in addition to all damages and other remedies to which the Non-Defaulting Party is entitled by reason of such default, the Defaulting Party shall promptly pay to the Non-Defaulting Party an amount equal to all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Non-Defaulting Party in connection with such enforcement.

6. Miscellaneous.

A. Further Assurances. At any time and from time to time, after the Effective Date, each Party will execute such additional instruments and take such action as may be reasonably requested by the other Party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

B. Waiver. Any failure on the part of either Party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the other Party.

C. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

D. Governing Law, Jurisdiction and Venue. This Agreement was negotiated and is being contracted for in the State of Utah, and shall be governed by the laws of the State of Utah, notwithstanding any Utah or other conflict-of-law provision to the contrary. In the event of any legal action based on this Agreement, such action shall be commenced solely and exclusively in Summit County, State of Utah. The appropriate court in that county shall have exclusive jurisdiction over the Parties and over the subject matter of the

dispute, and venue shall be laid in such court.

E. Binding Effect. This Agreement shall be binding upon the Parties hereto and inure to the benefit of the Parties, their respective heirs, administrators, executors, successors, and assigns.

F. Entire Agreement. This Agreement contains the entire agreement between the Parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the Parties relating to the subject matter hereof. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any Party.

G. Severability. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed, or have caused their duly authorized representatives to execute, this Agreement as of the Effective Date.

Jim Banister

Cooshoo, Inc.

By: ____________________

Name: Jim Banister

Title: President